    As filed with the Securities and Exchange Commission on November 24, 1998

                                                   Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------
                     TWEETER HOME ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                04-3417513
(State or other jurisdiction                                 (I.R.S. Employer
     of incorporation)                                       Identification No.)

                         -------------------------------
                                  10 PEQUOT WAY
                           CANTON, MASSACHUSETTS 02021
    (ADDRESS, INCLUDING ZIP CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         -------------------------------
                             1995 STOCK OPTION PLAN
                      1998 STOCK OPTION AND INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                     JOSEPH MCGUIRE, CHIEF FINANCIAL OFFICER
                     TWEETER HOME ENTERTAINMENT GROUP, INC.
                                  10 PEQUOT WAY
                           CANTON, MASSACHUSETTS 02021
                                 (781) 830-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                         -------------------------------
                          COPIES OF COMMUNICATIONS TO:
                            TIMOTHY B. BANCROFT, ESQ.
                             GOULSTON & STORRS, P.C.
                               400 Atlantic Avenue
                           Boston, Massachusetts 02110

                         -------------------------------
                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
     Title of Securities           Amount to be          Proposed Maximum           Proposed Maximum           Amount of
      to be Registered            Registered (1)        Offering Price Per         Aggregate Offering      Registration Fee
                                                             Share (2)                 Price (2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value                            2,037,595               $10.80 (2)              $22,006,026 (2)          $6,117.68 (2)
==============================================================================================================================


(1) Includes: (i) 845,387 shares of Common Stock issuable upon exercise of currently outstanding options under the Registrant's 1995 Stock Option Plan (the "1995 Plan"); (ii) 199,338 shares of Common Stock issuable upon exercise of currently outstanding options under the Registrant's 1998 Stock Option and Incentive Plan (the "1998 Plan") (the 1995 Plan and the 1998 Plan collectively, the "Plans"); and (iii) under the 1998 Plan, an additional 992,870 shares issuable upon exercise of options to be granted after the date of this Registration Statement.

(2) The maximum offering price is based on the weighted average exercise price of the options exercisable for the shares as described in Note (1), above, except that pursuant to Rule 457(c) and (h), the offering price for the additional shares as described in clause (iii) of Note (1), above, is based on average of the high and low sale prices of the Common Stock as reported by Nasdaq on November 18, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration
Statement:

     (1) The prospectus filed by Tweeter Home Entertainment Group, Inc. (the "Registrant") with the Commission on July 16, 1998.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 10, 1998.

     (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 27, 1998.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.    DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     An opinion has been delivered by Goulston & Storrs, P.C., Boston, Massachusetts, with respect to the issuance of the shares of Common Stock being offered hereby. Kitt Sawitsky is the Secretary of the Registrant and Daniel Avery is the Assistant Secretary of the Registrant. Mr. Sawitsky and Mr. Avery are both directors and shareholders of Goulston & Storrs, P.C.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Certificate of Incorporation (the "Charter") generally limits the liability of the Registrant's Directors to the Registrant to the fullest extent permitted from time to time by Delaware law. The Delaware General Corporation Law (the "DGCL") permits, but does not require, a corporation to indemnify its directors, officers, employees or agents, and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any By-law, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of a corporation; provided, however, that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to such corporation's best interests and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of a corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

     The Charter provides that directors and executive officers of the Registrant shall be and, in the discretion of the Board of Directors, other officers and non-officer employees, may be indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Registrant. The By-laws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any By-law, agreement, vote of stockholders, or otherwise. The Charter contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. The provision does not alter a director's liability under the Federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.    EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

      EXHIBIT                    DESCRIPTION
      NUMBER

        4.1     1995 Stock Option Plan (incorporated by reference to Exhibit
                10.12 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51015))

        4.2 1998 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51015))

        4.3 Specimen certificate representing the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51015))

        4.5 Shareholders' Rights Agreement effective as of July 21, 1998 (incorporated by reference to Exhibit 4.2 to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1998).

        5.1 Opinion of Goulston & Storrs, P.C. with respect to the legality of the shares being registered.

       23.1     Consent of Goulston & Storrs, P.C. (included in Exhibit 5.1)

       23.2(a)  Consent of Deloitte & Touche LLP -- Atlanta, GA

       23.2(b)  Consent of Deloitte & Touche LLP -- Boston, MA

       23.2(c)  Consent of Deloitte & Touche LLP -- Philadelphia, PA

       24       Power of Attorney (included on signature page)

ITEM 9.    UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on November 24, 1998.

                                               TWEETER HOME ENTERTAINMENT
                                                      GROUP, INC.

                                      By: /s/ Jeffrey Stone
                                         --------------------------------------
                                         Jeffrey Stone,
                                         President and Chief Operating Officer


                                      By: /s/ Joseph McGuire
                                         --------------------------------------
                                         Joseph McGuire,
                                         Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jeffrey Stone and Joseph McGuire his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect thereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

        SIGNATURE                       TITLE                        DATE
        ---------                       -----                        ----

/s/ Samuel J. Bloomberg
------------------------     Director, Chairman of the Board    November 5, 1998
    Samuel J. Bloomberg        and Chief Executive Officer


/s/ Jeffrey Stone
------------------------     Director, President and Chief      November 5, 1998
    Jeffrey Stone                 Operating Officer
                             (Principal Executive Officer)

/s/ Joseph McGuire
------------------------   Vice President and Chief Financial   November 5, 1998
    Joseph McGuire                    Officer
                           (Principal Financial Officer and
                            Principal Accounting Officer)

/s/ Jeffrey Bloomberg
------------------------             Director                   November 5, 1998
    Jeffrey Bloomberg

/s/ Matthew Bronfman
------------------------             Director                   November 5, 1998
    Matthew Bronfman

/s/ Michael Cronin
------------------------             Director                   November 5, 1998
    Michael Cronin

/s/ Steven S. Fischman
------------------------             Director                   November 5, 1998
    Steven S. Fischman